Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended March 31, 2019

NEWPORT, RI - May 14, 2019 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended March 31, 2019.
1st Quarter Highlights

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $3.7 million as compared to $4.3 million for the three months ended March 31, 2018.

•
Pangaea's TCE rates were $12,029 for the three months ended March 31, 2019 and $13,849 for the three months ended March 31, 2018 while the market average for the first quarter was approximately $7,160, giving the Company an overall average premium over market rates of approximately $4,869 or 68%.

•	Total revenue increased slightly to $79.5 million for the three months ended March 31, 2019, up from $79.0 million for the three months ended March 31, 2018.

•	At the end of the quarter, Pangaea had $61.6 million in cash, restricted cash and cash equivalents.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

"We navigated a challenging market in the first quarter of 2019. The precipitous drop in the market late in 2018 and early 2019 surprised many of us, but we have seen some recovery in the market. Significant events that impacted the larger segments of the dry bulk market eventually had some impact on the smaller segments, which we saw in the first quarter. The average market index for our panamax and supramax fleet was down about 32% compared to the prior year, but our average TCE declined only 13%. Our ability to quickly reduce our volume is one way we use our business model to protect our bottom line during volatile markets. Our dedication to our clients' needs, long term contracts, and niche market focus all contributed to our out-performance of market rates by approximately $4,869, or a 68% premium.

"Our cash position has strengthened and has enabled us to make a commitment to build two new vessels to expand our ice fleet niche. We will continue to seek opportunities and prudently invest in ways which optimize our business and, by extension , enhance shareholder value," continued Mr. Coll. " Following the end of the quarter, we acquired a new vessel for our fleet, the m/v Bulk Independence, a 2008 Japanese built supramax, and we are expanding our reach on shore with our participation in the Brayton Point Terminal operation. We are excited about the future of our business. We are expanding thoughtfully, and are implementing plans for our future in providing more maritime capabilities. This is where we will continue to focus, as pure ship owning and operating becomes more commoditized."

Results for the three months ended March 31, 2019 and 2018
Total revenue was $79.5 million for the three months ended March 31, 2019, compared with $79.0 million for the three months ended March 31, 2018.
The average TCE rate of $12,029 per day for the three months ended March 31, 2019, was slightly lower than the average of $13,849 per day for the same period in 2018. The total number of shipping days increased 12% to 3,938 in the three months ended March 31, 2019, compared to 3,524 for the same period in 2018, predominantly due to the increase in time charter days. Net income held relatively steady at $3.7 million as compared to $4.3 million for the three months ended March 31, 2018.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $61.6 million as of March 31, 2019, compared with $56.1 million on December 31, 2018.
At March 31, 2019 and December 31, 2018, the Company had working capital of $39.3 million and $34.5 million, respectively. For the three months ended March 31, 2019, the Company’s net cash provided by operating activities was $12.0 million, compared to $2.8 million for the three months ended March 31, 2018.

For the three months ended March 31, 2019 and 2018, net cash used in investing activities was $11.6 million and $0.4 million, respectively. Net cash provided by financing activities was $5.1 million for the three months ended March 31, 2019 while net cash used in financing activities was $8.7 million for the three months ended March 31, 2018. These changes reflect the Company’s investment in and purchase of a new vessel in 2019, the m/v Bulk Spirit, which was financed under a finance lease arrangement.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on May 15, 2019 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#4273946.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (855) 859-2056 (domestic) or (404) 537-3406 (international) and referencing ID#4273946.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$65,851,347	$70,319,194
Charter revenue	13,692,838	8,654,099
	79,544,185	78,973,293
Expenses:
Voyage expense	32,174,107	30,168,028
Charter hire expense	24,947,369	22,695,935
Vessel operating expense	9,754,375	9,849,165
General and administrative	4,033,680	4,128,298
Depreciation and amortization	4,377,188	4,338,188
Total expenses	75,286,719	71,179,614

Income from operations	4,257,466	7,793,679

Other income (expense):
Interest expense, net	(2,207,168)	(2,060,736)
Interest expense on related party debt	(26,898)	(63,459)
Unrealized gain (loss) on derivative instruments, net	2,289,786	(562,605)
Other income	167,820	428,332
Total other income (expense), net	223,540	(2,258,468)

Net income	4,481,006	5,535,211
Income attributable to non-controlling interests	(778,452)	(1,210,217)
Net income attributable to Pangaea Logistics Solutions Ltd.	$3,702,554	$4,324,994

Earnings per common share:
Basic	$0.09	$0.10
Diluted	$0.09	$0.10

Weighted average shares used to compute earnings per common share:
Basic	42,601,227	42,019,779
Diluted	43,071,632	42,655,038

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$59,123,045	$53,614,735
Accounts receivable (net of allowance of $2,349,977 at March 31, 2019 and $2,357,130 December 31, 2018)	12,730,117	28,481,787
Bunker inventory	15,415,223	19,222,087
Advance hire, prepaid expenses and other current assets	13,188,661	12,187,551
Total current assets	100,457,046	113,506,160

Restricted cash	2,500,000	2,500,000
Fixed assets, net	289,557,019	281,355,366
Finance lease right of use assets, net	55,488,026	56,113,096
Total assets	$448,002,091	$453,474,622

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$24,260,439	$31,897,507
Related party debt	2,039,644	2,877,746
Deferred revenue	6,408,818	14,717,072
Current portion of secured long-term debt	18,958,795	20,127,742
Current portion of finance lease liabilities	6,601,611	5,364,963
Dividend payable	2,928,598	4,063,598
Total current liabilities	61,197,905	79,048,628

Secured long-term debt, net	92,262,780	95,374,270
Finance lease liabilities	56,018,804	45,684,727

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 44,504,090 shares issued and outstanding at March 31, 2019; 43,998,560 shares issued and outstanding at December 31, 2018	4,450	4,400
Additional paid-in capital	156,621,001	155,946,452
Retained earnings	9,439,753	5,737,199
Total Pangaea Logistics Solutions Ltd. equity	166,065,204	161,688,051
Non-controlling interests	72,457,398	71,678,946
Total stockholders' equity	238,522,602	233,366,997
Total liabilities and stockholders' equity	$448,002,091	$453,474,622

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2019	2018
Operating activities	(unaudited)	(unaudited)
Net income	$4,481,006	$5,535,211
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	4,377,188	4,338,188
Amortization of deferred financing costs	182,802	166,221
Amortization of prepaid rent	29,649	30,484
Unrealized (gain) loss on derivative instruments	(2,289,786)	562,605
Gain from equity method investee	(128,250)	(90,000)
Provision for doubtful accounts	487,372	—
Drydocking costs	(381,059)	(1,497,979)
Recognized cost for restricted stock issued as compensation	674,599	612,665
Change in operating assets and liabilities:
Accounts receivable	15,264,298	(593,487)
Bunker inventory	3,806,864	1,063,365
Advance hire, prepaid expenses and other current assets	(872,860)	4,026,194
Accounts payable, accrued expenses and other current liabilities	(5,363,850)	(7,400,141)
Deferred revenue	(8,308,254)	(3,962,909)
Net cash provided by operating activities	11,959,719	2,790,417

Investing activities
Purchase of vessels and vessel improvements	(11,426,174)	(298,418)
Purchase of building and equipment	(159,619)	(110,417)
Proceeds from sale of equipment	—	31,594
Net cash used in investing activities	(11,585,793)	(377,241)

Financing activities
Payments of related party debt	(838,102)	(2,541,140)
Payments of financing fees and issuance costs	(260,225)	(91,329)
Payments of long-term debt	(4,203,014)	(4,765,747)
Proceeds from finance leases	13,000,000	—
Dividends paid to non-controlling interests	—	(904,803)
Payments of finance lease obligations	(1,429,275)	(436,506)
Accrued common stock dividends paid	(1,135,000)	—
Net cash provided by (used in) financing activities	5,134,384	(8,739,525)

Net increase (decrease) in cash, cash equivalents and restricted cash	5,508,310	(6,326,349)
Cash, cash equivalents and restricted cash at beginning of period	56,114,735	38,531,812
Cash, cash equivalents and restricted cash at end of period	$61,623,045	$32,205,463

Supplemental cash flow information and disclosure of noncash items
Cash paid for interest	$2,237,147	$1,758,934

Cash and cash equivalents	$59,123,045	$28,205,463
Restricted cash	2,500,000	4,000,000
	$61,623,045	$32,205,463

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)
Net Revenue
Income from operations	$4,257,466	$7,793,679
General and administrative	4,033,680	4,128,298
Depreciation and amortization	4,377,188	4,338,188
Net Revenue	$12,668,334	$16,260,165

Adjusted EBITDA
Income from operations	$4,257,466	$7,793,679
Depreciation and amortization	4,377,188	4,338,188
Adjusted EBITDA	$8,634,654	$12,131,867

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Sean Silva
Prosek Partners
646 493 9632
ssilva@prosek.com

Tom Rozycki
Prosek Partners
646 818 9208
trozycki@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.